Exhibit 5.1

                      Jenkens & Gilchrist Parker Chapin LLP

                                                              AUSTIN, TEXAS
                             THE CHRYSLER BUILDING           (512) 499-3800
                             405 LEXINGTON AVENUE           CHICAGO, ILLINOIS
                           NEW YORK, NEW YORK 10174          (312) 425-3900
                                                              DALLAS, TEXAS
                                (212) 704-6000               (214) 855-4500
                            FACSIMILE (212) 704-6288         HOUSTON, TEXAS
                                                             (713) 951-3300
                               www.jenkens.com           LOS ANGELES, CALIFORNIA
                                                             (310) 820-8800
                                                           SAN ANTONIO, TEXAS
                                                             (210) 246-5000
                                                            WASHINGTON, D.C.
                                                             (202) 326-1500

                                 December 20, 2002


IPORUSSIA, INC.
12 Tompkins Avenue
Jericho, New York 11753

Gentlemen:

     We have acted as counsel for IPORUSSIA, INC., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the sale by the Company of up to 3,000,000 shares of Common Stock, par value $0.0001 per share (the "Shares").

     In connection with the foregoing, we have examined, among other things, the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and all such other agreements, certificates and documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

     Based upon and subject to the foregoing, we are of the opinion that, when issued and sold at the price and in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

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IPORUSSIA, INC.
December 20, 2002
Page 2


     We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-B promulgated under the Act.

                                        Very truly yours,


                                        Jenkens & Gilchrist Parker Chapin LLP


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IPORUSSIA, INC.
December 20, 2002
Page 3


PREPARED BY:   Richard A. Rubin         _________

SIGNED BY:     Richard A. Rubin         _________

REVIEWED BY:   Michael J. Shef          _________